EXHIBIT 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$66,645	$45,094	$173,308	$119,834

Costs and expenses:
Cost of operations	26,945	18,020	77,371	51,531
Sales and marketing	20,472	13,534	52,941	36,663
General and administrative	13,476	6,582	37,931	21,787
Depreciation and amortization	5,085	2,733	12,627	7,985
Interest income	1,221	10	4,137	10

Income (loss) before income tax provision	1,888	4,235	(3,425)	1,878
Income tax provision	896	112	908	264

Net income (loss)	$992	$4,123	$(4,333)	$1,614

Net income (loss) per common share:
Basic	$0.02	$0.09	$(0.08)	$0.03

Diluted	$0.02	$0.09	$(0.08)	$0.03

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	56,059	48,273	56,056	48,158

Diluted	58,122	48,302	56,056	48,167

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue
Online Services:
Advertising and sponsorship	$43,534	$28,054	$112,513	$77,497
Licensing	14,569	9,053	38,315	23,097
Content syndication and other	843	2,124	2,815	6,697

Total Online Services	58,946	39,231	153,643	107,291
Publishing and Other Services	7,699	5,863	19,665	12,543

	$66,645	$45,094	$173,308	$119,834

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)
Online Services	$12,727	$7,795	$29,594	$15,588
Publishing and Other Services	1,906	1,282	1,165	367

	14,633	9,077	30,759	15,955

Adjusted EBITDA per diluted common share (a)	$0.25	$0.19	$0.55	$0.33

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	1,221	10	4,137	10
Depreciation and amortization	(5,085)	(2,733)	(12,627)	(7,985)
Non-cash advertising	(1,660)	(1,707)	(4,454)	(5,121)
Non-cash stock-based compensation	(7,221)	(412)	(21,240)	(981)
Income tax provision	(896)	(112)	(908)	(264)

Net income (loss)	$992	$4,123	$(4,333)	$1,614

Net income (loss) per common share:
Basic	$0.02	$0.09	$(0.08)	$0.03

Diluted	$0.02	$0.09	$(0.08)	$0.03

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	56,059	48,273	56,056	48,158

Diluted	58,122	48,302	56,056	48,167

(a)	Three and nine months ended September 30, 2006 Adjusted EBITDA per diluted common share is calculated based on 58,122 and 57,977 diluted shares, respectively. Three and nine months ended September 30, 2005 Adjusted EBITDA per diluted common share is calculated based on 48,302 and 48,167 diluted shares, respectively.

(b)	Reconciliation of Adjusted EBITDA to net income (loss) (see Annex A — Explanation of Non-GAAP Financial Measures).

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$45,164	$75,704
Short-term investments	39,922	78,073
Accounts receivable, net	71,009	57,245
Current portion of prepaid advertising	4,725	7,424
Other current assets	8,578	3,977

Total current assets	169,398	222,423

Property and equipment, net	37,449	21,014
Prepaid advertising	10,350	12,104
Goodwill	174,311	100,669
Intangible assets, net	38,900	20,503
Other assets	257	176

	$430,665	$376,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$24,912	$30,400
Deferred revenue	69,380	36,495
Due to Emdeon	11,866	3,672

Total current liabilities	106,158	70,567

Other long-term liabilities	7,907	7,010

Stockholders’ equity	316,600	299,312

	$430,665	$376,889

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(4,333)	$1,614
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,627	7,985
Non-cash advertising	4,454	5,121
Non-cash stock-based compensation	21,240	981
Changes in operating assets and liabilities:
Accounts receivable	(7,661)	(1,490)
Other assets	(5,111)	1,185
Accrued expenses and other long-term liabilities	(544)	2,798
Due to Emdeon	8,213	—
Deferred revenue	14,517	778

Net cash provided by operating activities	43,402	18,972

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	261,000	—
Purchases of available-for-sale securities	(222,000)	—
Purchases of property and equipment	(17,500)	(15,587)
Cash paid in business combinations, net of cash acquired	(96,091)	(30,819)

Net cash used in investing activities	(74,591)	(46,406)

Cash flows from financing activities:
Proceeds from issuance of common stock	649	—
Net cash transfers from Emdeon	—	65,090

Net cash provided by financing activities	649	65,090

Net increase (decrease) in cash and cash equivalents	(30,540)	37,656
Cash and cash equivalents at beginning of period	75,704	3,456

Cash and cash equivalents at end of period	$45,164	$41,112